UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2005

Dark Dynamite, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
1-10559 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

c/o Jared Gold President
63 West 100 South, 2nd Floor Studio Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 746-3435
(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by Dark Dynamite, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

    On August 29, 2005, the Registrant executed a Plan of Exchange (the “Agreement”), among the Registrant, Shanxi Kai Da Lv You Fu Wen You Xian Gong Si, a corporation organized and existing under the laws of the Peoples’ Republic of China (“Kai Da”), Diversified Holdings X, Inc., a Nevada corporation (“Diversified Holdings”), and Richard Surber, a citizen and resident of the State of Utah (the “Majority Shareholder”). A copy of the Agreement is attached as Exhibit 10 to the Current Report on Form 8-K of the Registrant, filed with the Commission on August 30, 2005, and is hereby incorporated by reference.

Closing of the Plan of Exchange.

    Pursuant to and at the closing of the Agreement, which occurred as of October 3, 2005, the Registrant authorized the Standard Register & Transfer Company, Inc., its transfer agent, to issue to the shareholders of Kai Da (the “Kai Da Shareholders”), 40,000,000 shares of common stock of the Registrant, upon conversion of 1,600,000 of the 4,990,000 shares of its convertible preferred stock purchased by the Kai Da Shareholders at closing for $495,000, and 100,000 shares of common stock of the Registrant issued to the Kai Da Shareholders in exchange for all of the issued and outstanding registered capital of Kai Da. Further, the Kai Da Shareholders have agreed pursuant to a trust arrangement established under Chinese law to transfer all of the 40,100,000 shares of common stock which will be issued to them as a result of the closing, on a pro rata basis, to approximately 3,000 shareholders of E Pang Gong, the Chinese company that owns the leasehold interest and improvements of the E Pang Gong theme park. The theme park and hotel located on the premises are the subject of a management contract with Kai Da from which Kai Da derives most of its revenues. As a result of the transactions consummated at the closing, shares representing 93.3% of the Registrant’s post-issuance outstanding shares of common stock were issued to the Kai Da shareholders, and all of the registered capital of Kai Da was acquired by the Registrant. Upon completion of the physical exchange of the share certificates, Kai Da will become a wholly-owned subsidiary of the Registrant.

Change of Control.

    As a result of the transactions consummated at the closing, there has been a change in control of the ownership of the outstanding shares of common stock of the Registrant. There has not been a change in control of a majority of the Board of Directors of the Registrant, although Kai Da intends, at some future date, to file an Information Statement on Schedule 14F-1 and appoint its own directors. At such time there will be a change in control of the Registrant’s Board of Directors within the meaning of Section 14(f) of the Exchange Act.

    As a result of the completion of the acquisition of Kai Da, a Form 8-K/A with audited financial statements of Kai Da and pro forma combined financial statements will be filed within 71 calendar days of the date of this Report as required by Item 9.01 of Form 8-K.

    The Registrant has 1,860,839 issued and outstanding shares of common stock (without counting the new 40,100,000 share issuance) that trade on the Over-The-Counter Bulletin Board under the symbol “DDYI”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARK DYNAMITE, INC.

Dated: October 3, 2005	By:	/s/ Jared Gold
Jared Gold President

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